UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2008
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     1. Bonuses Payable to Executive Officers for the 2007 Fiscal Year. On February 19, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Somaxon Pharmaceuticals, Inc. (the “Company”) approved cash bonus payments for the 2007 fiscal year to be paid to the executive officers listed in the table below pursuant to the Somaxon Pharmaceuticals, Inc. 2007 Incentive Plan (the “2007 Incentive Plan”). Under the terms of the 2007 Incentive Plan, each of such executive officers was entitled to receive a bonus ranging from zero to 150% of his or her target bonus based on the achievement of corporate and individual performance goals. The 2007 Incentive Plan specified that the target bonus for each executive officer listed below was 30% of such executive officer’s base salary. The corporate performance goals were established by the Committee in March 2007 and included the achievement of performance targets with respect to regulatory matters, strategic transactions, stock price performance and administrative and corporate matters.
     The bonuses to be paid are as follows:

Name	Title	Amount of Bonus
Susan E. Dubé	Senior Vice President, Corporate and Business Development	$53,211
Philip Jochelson, M.D.	Senior Vice President and Chief Medical Officer	$71,883
James J. L’Italien, Ph.D.	Senior Vice President, Regulatory Affairs and Quality Assurance	$100,000	(1)
Jeffrey W. Raser	Senior Vice President, Sales and Marketing	$62,781
Brian T. Dorsey	Vice President, Product Development	$59,477
Robert L. Jones	Vice President, Human Resources	$45,446
Meg M. McGilley	Vice President and Chief Financial Officer	$54,844
Matthew W. Onaitis	Vice President and General Counsel	$53,501

(1)	Dr. L’Italien’s bonus was specified in his employment agreement with the Company dated March 28, 2007; accordingly, such bonus was not based on a discretionary performance evaluation by the Committee.
     In addition, under the 2007 Incentive Plan each of the executive officers listed above is eligible to receive an additional cash bonus equal to 50% of his or her target bonus relating to the 2007 fiscal year, payable upon the acceptance for filing by the U.S. Food and Drug Administration (the “FDA”) of the Company’s New Drug Application for its product candidate SILENOR™ (the “NDA”).
     2. Adoption of Somaxon Pharmaceuticals, Inc. 2008 Incentive Plan for the 2008 Fiscal Year. Also on February 19, 2008, the Committee approved the Somaxon Pharmaceuticals, Inc. 2008 Incentive Plan (the “2008 Incentive Plan”). Pursuant to the 2008 Incentive Plan, the Company’s executive officers are eligible to receive bonuses ranging from zero to 150% of their target bonuses based on the achievement of corporate and, in certain circumstances, individual performance goals. The target bonus for the Company’s Chief Executive Officer will be equal to 45% of his base salary, and the target bonuses for the Company’s Vice Presidents will be equal to 35% of their respective base salaries. The corporate performance goals for 2008 were established by the Committee and include the achievement of performance targets with respect to the Company’s regulatory activities, strategic transactions, stock price performance and financing activities.
     The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the 2008 Incentive Plan, which is filed as an exhibit to this Current Report on Form 8-K.
     3. Base Salaries for Executive Officers. Also on February 19, 2008, the Committee established the base salaries to be paid to the executive officers listed below effective as of February 19, 2008. In determining individual salaries, the Committee considers various factors, including an individual’s qualifications and relevant experience, the scope of the executive’s job responsibilities, individual contributions and performance, and the compensation levels of executives at similar companies, subject to the requirements of any employment agreement to which an executive officer is a party. The following new base salaries were established, effective as of February 19, 2008:

Name	Title	Base Salary
Susan E. Dubé	Senior Vice President, Corporate and Business Development	$268,850
Philip Jochelson, M.D.	Senior Vice President and Chief Medical Officer	$316,500
James J. L’Italien, Ph.D.	Senior Vice President, Regulatory Affairs and Quality Assurance	$290,000
Jeffrey W. Raser	Senior Vice President, Sales and Marketing	$270,150
Brian T. Dorsey	Vice President, Product Development	$253,000
Robert L. Jones	Vice President, Human Resources	$225,000
Meg M. McGilley	Vice President and Chief Financial Officer	$255,000
Matthew W. Onaitis	Vice President and General Counsel	$236,250
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit No.	Description
10.1	Somaxon Pharmaceuticals, Inc. 2008 Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: February 25, 2008
	By:	/s/ Meg M. McGilley

	Name:	Meg M. McGilley
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Somaxon Pharmaceuticals, Inc. 2008 Incentive Plan